Exhibit 4.2

ARVINAS HOLDING COMPANY, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is entered into as of this      day of                      2018, by and among Arvinas, Inc. (f/k/a Arvinas Holding Company, LLC), a Delaware corporation (the “Company”), the holders of the Company’s shares of Series A Preferred Stock (the “Series A Shares”), shares of Series B Preferred Stock (the “Series B Shares”) and shares of Series C Preferred Stock (the “Series C Shares” and, together with the Series A Shares and the Series B Shares, the “Preferred Shares”) listed on Exhibit A attached hereto (collectively, the “Investors”).

RECITAL

WHEREAS, in connection with the conversion of the Company from a Delaware limited liability company to a Delaware corporation, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, the Company and the Investors agree as follows:

SECTION 1.

DEFINITIONS

For purposes of this Agreement:

1.1 “Affiliate” means, as applied to the Company or any other specified person, any person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company or such other specified person, including, without limitation, any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, other equityholders, partners (including partners and affiliated partnerships managed by the same management company or managing (general) partner or by any Person that is an Affiliate with such management company or managing (general) partner), members and a trust for the benefit of such other equityholders of such other specified person, and shall also include, in the case of a specified person who is an individual, any Family Member of such person.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5 “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to a Securities and Exchange Commission (or such other federal agency at the time administering the Securities Act, the “Commission”) Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only shares of Common Stock being registered are shares of Common Stock issuable upon conversion of debt securities that are also being registered.

1.6 “Family Member” means any parent, spouse, descendant (whether natural or adopted) or sibling of, or trust or other vehicle formed solely for the benefit of and controlled by, such Person.

1.7 “Holder” (collectively, “Holders”) means each Investor and any transferee, as permitted by Section 2.7 hereof, holding Registrable Securities, securities exercisable for or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

1.8 “Person” means individuals, partnerships, corporations, trusts, limited liability companies and other entities of whatever nature.

1.9 “Registration Expenses” means all expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one (1) counsel selected by the selling Holders holding at least a majority of the Registrable Securities to be registered to represent the selling Holders (the “Selling Stockholder Counsel”), state Blue Sky fees and expenses, and the expense of any special audits or “cold comfort” letters incident to or required by any such registration, but excluding all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, other than the fees and disbursements of the Selling Stockholder Counsel borne and paid by the Company as provided by this Agreement.

1.10 “Registration Statement means a registration statement filed with the Commission for a public offering and sale of securities (other than a registration statement on Form S-8 or Form S-4, or their successors).

1.11 “Registrable Securities” means (i) the shares of Common Stock into which each Preferred Share held by any Investor has been converted or is then convertible; (ii) any shares of Common Stock purchased or acquired by any Investor subsequent to the date hereof; and (iii) any other shares of Common Stock issued in respect of the shares described in clause (i) or (ii) above because of stock splits, stock dividends, reclassifications, recapitalizations, reorganizations or other similar events; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities upon (x) any sale by the Holders thereof pursuant to a Registration Statement or Rule 144 promulgated by the Commission under the Securities Act, (y) any sale in any manner to a person or entity which, by virtue of Section 2.7, is not entitled to the rights provided by this Agreement or (z) termination of registration rights for such shares of Common Stock pursuant to Section 2.13.

1.12 “Requesting Holders” means any Holder or Holders of at least twenty percent (20%) of the Registrable Securities.

1.13 “Requisite Holders” means the Holders of at least 66 2/3% of the outstanding Registrable Securities.

1.14 “SEC” means the Securities and Exchange Commission.

1.15 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.16 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.17 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

SECTION 2.

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders the registration rights set forth in this Section 2 with respect to the Registrable Securities owned by such Holders. The Company and the Holders agree that the registration rights provided herein set forth the sole and entire agreement, and supersede any prior agreement, between the Company and the Holders with respect to registration rights for the Company’s securities.

2.1. Demand Registration.

(a) At any time after the 180 day period following the effective date of a Registration Statement filed in connection with the Company’s initial public offering of its equity securities, the Requesting Holders may request, in writing, on up to two (2) separate occasions, that the Company effect a registration on Form S-1 (or any successor form) of Registrable Securities owned by one or more Holders. If the Requesting Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Holders to participate in such registration shall be conditioned on such Holders’ participation in such underwriting. Upon receipt of any such request from the Requesting Holders, the Company shall promptly give written notice of such proposed registration to all other Holders. Such other Holders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their

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Registrable Securities as such Holders may request in such notice of election. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to the Company and the Holders holding a majority-in-interest of the Registrable Securities that the Holders requested for inclusion in such registration. The Company shall, at its own expense and as expeditiously as possible, and in any event within ninety (90) days after the date such request is given by the Requesting Holders, file a Form S-1 (or any successor form) for all Registrable Securities that the Company has been requested to so register. If the underwriter advises the Company or the Holders of Registrable Securities requesting registration hereunder that, in its good faith view, marketing factors require a limitation of the number of Registrable Securities to be underwritten, then the Requesting Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Requesting Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. For purposes of this Section 2.1(a), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions this Section 2.1(a), fewer than fifty percent (50%) of Registrable Securities that the Requesting Holders have requested to be included in such registration statement are actually included.

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings, hereinafter, “Form S-3”), the Holders will have the right to require the Company to effect Registration Statements on Form S-3 of Registrable Securities having a minimum gross proceeds in each registration on Form S-3 of at least $2,500,000. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Holders. Such other Holders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, and in any event within forty-five (45) days after the date such initial request is given, file a Form S-3 for all Registrable Securities that the Company has been requested to so register.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to the Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s president stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement would otherwise be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to

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defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 90-day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected [two] registrations pursuant to Subsection 2.1(a); or (iii) if the Requesting Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected [two] registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Requesting Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.4, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 2.1(c), then the Requesting Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 2.1(d).

2.2. Piggyback Registration.

(a) Subject to Section 2.2(b), whenever the Company proposes to file a Registration Statement (other than an Excluded Registration) at any time and from time to time, it will, prior to such filing, promptly give written notice to all Holders of its intention to do so and, if the Company receives the written request of any Holder holding Registrable Securities within twenty (20) days after the Company provides such notice, the Company shall cause all Registrable Securities that the Company has been requested by such Holder or Holders to be registered under the Securities Act to the extent necessary to permit their sale or other disposition; provided, however, that the rights set forth in this Section 2.2 shall not apply to Registration Statements to be filed pursuant to Section 2.1 hereof; and provided further that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Holder. The expenses of such withdrawn registration shall be borne by the Company.

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(b) In connection with any offering under this Section 2.2 involving an underwriting, the Company shall not be required to include any Registrable Securities in such underwriting unless the holders thereof accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it. If the underwriter advises the Company or the holders of Registrable Securities requesting registration hereunder that, in its good faith view, marketing factors require a limitation of the number of Registrable Securities to be underwritten, then the Registrable Securities that are included in such offering shall be allocated among the selling holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling holder or in such other proportions as shall mutually be agreed to by all such selling holders; provided that in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the amount of Registrable Securities included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering unless such offering is the initial public offering of the Company’s equity securities and no other Holder has included shares in such registration. For purposes of the provision in this Section 2.2(b) concerning apportionment, for any holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such holder, or the estates and Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “holder”, and any pro rata reduction with respect to such holder shall be based upon the aggregate number of Registrable Securities owned by all persons included in such “holder”.

2.3. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

(a) Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause that Registration Statement to become and remain effective for a period of up to one hundred twenty (120) days or, if earlier, until the completion of the distribution;

(b) Promptly prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c) Promptly furnish to each selling Holder such reasonable numbers of copies of the Registration Statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the selling Holder;

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(d) Use commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such states of the Registrable Securities owned by the selling Holder; provided, however, that the Company shall not be required in connection with this Section 2.3(d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction where it is not conducting business;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) Promptly notify each selling Holder of Registrable Securities covered by such Registration Statement, and each underwriter, if any, after it shall receive notice thereof, of the time when such Registration Statement has become effective or such supplement to any prospectus forming a part of such Registration Statement has been filed;

(g) Promptly notify each selling Holder of Registrable Securities covered by such Registration Statement, and each underwriter, if any, of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(h) Prepare and promptly file with the Commission, and promptly notify each selling Holder of Registrable Securities covered by such Registration Statement, and each underwriter, if any, of such amendment or supplement to such Registration Statement or prospectus, as then in effect, as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(i) Promptly notify each selling Holder of Registrable Securities covered by such Registration Statement, and each underwriter, if any, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(j) At any time when a Registration Statement is effective under the Securities Act, promptly notify each selling Holder of Registrable Securities covered by such Registration Statement, and each underwriter, if any, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall promptly prepare a supplement or amendment to such prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(k) Use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters;

(l) If the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Securities;

(m) Cause all such Registrable Securities to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

(n) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(o) Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; and

(p) Ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

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2.4. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under Section 2.1(a) is withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the Holders requesting registration after the date on which such registration was requested) and if the Requesting Holders elect not to have such registration counted as a registration requested under Section 2.1(a), the Requesting Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Securities requested to be included in such registration.

2.5. Indemnification and Contribution.

(a) To the extent permitted by law, in the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each selling Holder (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such seller of such Registrable Securities, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnified Party”) against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) any Registration Statement under which such Registrable Securities were registered under the Securities Act, (ii) any preliminary prospectus or final prospectus contained in the Registration Statement or (iii) any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws or otherwise in connection with the offering covered by such Registration Statement; and the Company will reimburse such Holder Indemnified Party for any legal or any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, final prospectus, or any such amendment or supplement, in reasonable reliance upon and in conformity with information furnished (or not furnished in the case of an omission or alleged omission) to the Company, in writing, by or on behalf of such Holder Indemnified Party specifically for use in the preparation thereof.

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(b) To the extent permitted by law, in the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of the Company’s directors and officers who has signed the registration statement, each underwriter, if any, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, any other seller of Registrable Securities or any such seller’s members, managers, partners, officers and managers, and each person, if any, who controls such seller within the meaning of the Securities Act and the Exchange Act (each, a “Company Indemnified Party”; and together with the Holder Indemnified Parties, the “Indemnified Parties”) against any expenses, losses, claims, damages or liabilities, joint or several, to which the Company Indemnified Party may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Registration Statement under which such Registrable Securities were registered under the Securities Act, (ii) any preliminary prospectus or final prospectus contained in the Registration Statement, or (iii) any amendment or supplement to the Registration Statement or (y) arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and only if, in the case of any of clause (x) or (y), the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically and expressly for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement (or not furnished in the case of an omission or alleged omission); and each such seller of Registrable Securities, severally and not jointly, will reimburse the Company and each Indemnified Party for any legal or any other expenses reasonably incurred by the Company and each such Indemnified Party entitled to indemnification in connection with investigating or defending any such loss, claim, damage, liability or action if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement (or not furnished in the case of an omission or alleged omission); provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder in connection with such offering of such Registrable Securities, except in the case of fraud or willful misconduct by such Holder; provided, further, however, that no such Holder will be liable for any amount paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Each Indemnified Party entitled to indemnification under this Section 2.5 shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party, whose approval shall not be unreasonably withheld, conditioned or delayed; provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not

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relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party’s ability to defend against such claim or litigation is materially impaired as a result of such failure to give notice; and provided, further, that prior to assuming control of such defense, the Indemnifying Party must (i) acknowledge that, if the facts as alleged by the claimant in such claim are true, it would have an indemnity obligation for the expenses, losses, claims, damages and liabilities resulting from such claim as provided hereunder and (ii) must furnish the Indemnified Party with reasonable evidence that the indemnifying party has adequate resources to defend such claim and fulfill its indemnity obligations hereunder. The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any claim and shall pay the fees and expenses of one counsel retained by the Indemnified Party if (A) the Indemnifying Party does not deliver the acknowledgment referred to in clause (i) above within thirty (30) days of receipt of notice of the claim, (B) the claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation, (C) the Indemnified Party reasonably believes an adverse determination with respect to the claim would be detrimental to the reputation or future business prospects of the Indemnified Party or any of its Affiliates, (D) the claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates or (E) the Indemnifying Party has failed or is failing to prosecute or defend vigorously the claim. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any expenses, losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to

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this Section 2.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall any one Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder from the offering of Registrable Securities and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

(e) The obligations of the Company and the Holders under this Section 2.5 shall survive completion of any offering of Registrable Securities in any Registration Statement and the termination of this Agreement.

2.6. Rule 144 Requirements. After the earliest of (x) the closing of the sale of securities of the Company pursuant to a Registration Statement, (y) the registration by the Company of a class of securities under Section 12 of the Exchange Act or (z) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, and with a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit an Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) comply with the requirements of Rule 144 under the Securities Act with respect to making and keeping available current public information about the Company;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Securities promptly after receipt of a written request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144, and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other information, reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration including, without limitation, Rules 144 and 144A, or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

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2.7. Assignment of Registration Rights. The rights of an Investor under this Agreement may only be transferred to a transferee or assignee of the Registrable Securities provided that such Investor shall, within ten (10) business days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number of Registrable Securities with respect to which such rights are being assigned. Any transferee of an Investor’s Registrable Securities shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Investors under this Agreement to the same extent as if such transferee were an Investor hereunder. The transferee or assignee of an Investor’s rights and obligations hereunder shall be deemed a “Investor” for purposes of this Agreement.

2.8. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include securities of the Company in any registration filed under Section 2.1 or Section 2.2, (b) make a demand registration that could result in such registration statement being declared effective prior to twelve (12) months after the initial underwritten public offering of the Common Stock or (c) have registration rights that are pari passu with or superior to the rights granted to the Holders under this Agreement.

2.9. Indemnification with Respect to Underwritten Offering. In the event that Registrable Securities are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

2.10. Information by Holder. As a condition to be included in any registration statement, each holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, within ten (10) days of such request.

2.11. Selection of Underwriter. The Company shall have the right to designate the managing underwriter in any underwritten offering, except for any registration effected pursuant to Section 2.1, which designation shall be subject to the approval of the Holders holding at least a majority of the Registrable Securities that all Holders requested to be included in such offering, and which approval shall not be unreasonably withheld.

2.12. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the Company shall not be the surviving entity unless the proposed surviving entity shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the

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securities that the Holder would be entitled to receive in exchange for Registrable Securities under the terms of any such merger, consolidation, or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving entity if all Holders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (a) cash, (b) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act or (c) securities of the acquiring entity that the acquiring entity has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

2.13. Termination. The rights and obligations set forth in this Agreement with respect to any Holder shall terminate on the earlier to occur of: (a) such time after consummation of the initial public offering of the Company’s equity securities as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration and (b) the fifth (5th) anniversary of the consummation of the initial public offering of the Company’s equity securities.

SECTION 3.

MISCELLANEOUS

3.1. Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (a) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested or for Holders whose principal place of business is outside the United States, one (1) business day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt, (b) upon delivery to the recipient in person or by courier, or (c) upon receipt of a facsimile or electronic mail transmission by the recipient. Such notices, requests and consents shall be given (i) to Holders at their addresses, fax numbers or electronic mail addresses on Schedule A attached hereto, or such other address, fax number or electronic mail address as a Holder may specify by notice to the Company and to all of the other Holders, or (ii) to the Company at: 5 Science Park, 395 Winchester Avenue, New Haven, CT 06511, or such other address or fax numbers as the Company may specify by notice to the Holders. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

3.2. Entire Agreement. This Agreement constitutes the entire agreement of the Company and the Investors relating to the subject matter of this Agreement and supersedes all prior contracts or agreements with respect to the subject matter of this Agreement, whether oral or written. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

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3.3. Consent to Jurisdiction. The parties to this Agreement hereby consent to the exclusive jurisdiction of the federal and state courts of the State of Delaware in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the Company and waive any objection they may have to such jurisdiction or to the venue of any such matter or dispute and any claim that such matter or dispute has been brought in an inconvenient forum. Effective service of process may be made upon any Investor pursuant to the notice provisions of Section 3.1. To the fullest extent permitted by law, and as separately bargained- for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Agreement. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

3.4. Amendment or Modification. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), at any time and from time to time, by a written instrument signed by the Company and the Requisite Holders; provided that (a) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party and (b) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, modification, termination or waiver applies to all such Holders in the same fashion. Any amendment or waiver effected in accordance with this Section 3.4 shall be binding upon the Company and each of the Holders and their respective successors and assigns.

3.5. Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

3.6. Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

3.7. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Investor shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Board.

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3.8. Interpretation. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule or strict construction will be applied against any party hereto. In this Agreement, unless a clear intention appears otherwise: (a) the singular number includes the plural number and vice versa; (b) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (h) “or” is used in the inclusive sense of “and/or”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, schedules or amendments thereto; and (k) section references shall be deemed to refer to all subsections thereof, unless otherwise expressly indicated.

3.9. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. This Agreement may be executed by facsimile or other electronic signatures.

3.10. General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any person.

[The next page is the signature page.]

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IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by the parties as of the date first above written.

THE COMPANY:	ARVINAS HOLDING COMPANY, INC.

By:
	Name:	John Houston
	Title:	President and CEO

[Additional Signature Page Follows]

[Signature Page to Registration Rights Agreement]

INVESTORS:

5AM VENTURES III, L.P.

By: 5AM Partners III LLC, its General Partner

By:
Name:	Andrew J. Schwab
Title:	Managing Member

5AM CO-INVESTORS III, L.P.

By: 5AM Partners III LLC, its General Partner

By:
Name:	Andrew J. Schwab
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

CANAAN IX L.P.

BY: CANAAN PARTNERS IX LLC Its General Partner

By:
Name:	Guy Russo
Title:	Member

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Management, LLC
Its:	General Partner

By:
Name: Amanda Daniels
Title: Authorized Signatory

BLACKWELL PARTNERS LLC – SERIES A

By:
	Name:	Abayomi A. Adigun
	Title:	Investment Manager
DUMAC, Inc.
Authorized Agent

By:
	Name:	Janine M. Lall
	Title:	Controller
DUMAC, Inc.
Authorized Agent

NEW LEAF VENTURES III, L.P.

By:	New Leaf Venture Associates III, L.P., its General Partner

By: New Leaf Venture Management III, L.L.C., its General Partner

By:
Name:	Liam T. Ratcliffe
Title:	Managing Partner

Nextech V GP S.à r.l. on behalf of
NEXTECH V ONCOLOGY S.C.S., SICAV-SIF

By:
Name:	James Pledger
Title:	Manager

By:
Name:	James Vella Bamber
Title:	Manager

ORBIMED PRIVATE INVESTMENTS VI, LP

By:	OrbiMed Capital GP VI LLC,
its General Partner

By:	OrbiMed Advisors LLC,
its Managing Member

By:
Name: Carl Gordon
Title: Member

CONNECTICUT INNOVATIONS, INCORPORATED

By:
Name:
Title:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt, L.P., its General Partner

By:	J.E. Flynn Capital, LLC, its General Partner

By:
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner

By:	J.E. Flynn Capital III, LLC, its General Partner

By:
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By:	Deerfield Mgmt IV, L.P., its General Partner

By:	J.E. Flynn Capital IV, LLC, its General Partner

By:
Name:	David J. Clark
Title:	Authorized Signatory

ELM STREET VENTURES, LP

By:	Elm. Street Venture Associates, LLC, its General Partner

By:
Name:	Robert Bettigole
Title:	Managing Partner

JASMINE LANE VENTURES, LLC

By:
Name:	Erin Stephen
Title:	Manager

HH ARV HOLDINGS, LLC

By:
Name: Colm O’Connell
Title: Director

PRECISION ONCO LIMITED

By:
Name: Yuan Sun
Title: Director

KEVIN L. RAKIN IRREVOCABLE TRUST

By:
Name: Lloyd Hoffman
Title: Trustee

KEVIN L. RAKIN

DR. CRAIG CREWS

BRADLEY A. MARGUS REVOCABLE TRUST

By:
Name:	Brad Margus
Title:	Trustee

DR. JOHN HOUSTON

SEAN CASSIDY

DR. MANUEL LITCHMAN

EXHIBIT A

Schedule of Investors

Investor Name and Address

5AM Co-Investors III, L.P.

5AM Ventures III, L.P.

Blackwell Partners LLC – Series A

Canaan IX L.P.

Sean Cassidy

Connecticut Innovations, Incorporated

Craig Crews

Deerfield Private Design Fund III, L.P.

Deerfield Private Design Fund IV, L.P.

Investor Name and Address

Deerfield Special Situations Fund, L.P.

Elm Street Ventures, LP

HH ARV Holdings, LLC

John Houston

Jasmine Lane Ventures, LLC

Dr. Manuel Litchman

Bradley A. Margus Revocable Trust

New Leaf Ventures III, L.P.

Nextech V Oncology S.C.S., SICAV-SIF

Orbimed Private Investments VI, LP

Precision Onco Limited

Investor Name and Address

RA Capital Healthcare Fund, L.P.

Kevin L. Rakin Irrevocable Trust

Kevin L. Rakin